Exhibit 99.1

Name and Address of Reporting Person:	York Capital Management Global Advisors LLC 1330 Avenue of the Americas, 20th Floor New York, NY 10019

Issuer Name and Ticker or Trading Symbol:	NextDecade Corporation [NEXT]

Date of Earliest Transaction to be Reported (Month/Day/Year):	May 22, 2024

Footnotes to Form 4

(1) This statement is being filed by the following Reporting Persons: York Capital Management Global Advisors LLC (“YGA”); York Capital Management, L.P. (“York Capital”); York Credit Opportunities Fund, L.P. (“York Credit Opportunities”); York Credit Opportunities Investments Master Fund, L.P. (“York Credit Opportunities Master”); Dinan Management, LLC (“Dinan Management”); York Multi-Strategy Master Fund, L.P. (“York Multi-Strategy”); and William Vrattos.

(2) YGA, the sole managing member of Dinan Management, which is the general partner of each of York Capital, York Credit Opportunities, York Credit Opportunities Master, York Multi-Strategy, York Tactical Energy Fund, L.P. (“York Tactical”), and York Tactical Energy Fund PIV-AN, L.P. (“York Tactical PIV-AN”) (collectively, the “York Funds”), exercises investment discretion over such investment funds and accordingly may be deemed to have beneficial ownership over the shares beneficially owned directly by the York Funds. Mr. Vrattos is Managing Partner and Chief Investment Officer at YGA, and a director of the Issuer.

(3) Each of the Reporting Persons disclaims beneficial ownership of the securities reported herein, except to the extent of its or his pecuniary interest.

(4) Each of the following Reporting Persons distributed shares of Common Stock to their investors for no additional consideration, in accordance with their respective governing documents as follows (the “May 2024 Distribution”):  4,363,707 by York Capital; 5,572,710 by York Credit Opportunities; 7,550,623 by York Credit Opportunities Master; and 950,030 by York Multi-Strategy.

(5) Represents shares directly held by each of the following Reporting Persons following the May 2024 Distribution as follows: 2,364,876 by York Capital; 7,654,268 by York Credit Opportunities; 6,720,032 by York Credit Opportunities Master; 3,867,879 by FDAF Dislocated Asset Fund; 14,049,706 by York Multi-Strategy; 1,559,527 by York Tactical; and 3,120,747 by York Tactical PIV-AN.